CONSENT OF INDEPENDENT ACCOUNTANT



        We hereby consent to the use of our report, dated August 9, 2002, in this quarterly report on Form 10-QSB for Holmes Herbs, Inc.


/s/ DAVID E. COFFEY
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David E. Coffey
Las Vegas, Nevada
August 20, 2002